Exhibit 99.1

MasterCraft Boat Holdings, Inc., Promotes Jay Povlin to
President of NauticStar

Marine Industry Veteran Brings Proven Business Leadership, Sales and Marketing Experience to Brand Poised for Growth

VONORE, Tenn. — March 12, 2019 — MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company” or “MasterCraft Boat Holdings”), a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three wholly owned subsidiaries, MasterCraft Boat Company, LLC (“MasterCraft”), NauticStar, LLC (“NauticStar”), and Crest Marine LLC (“Crest”), today announced that it has promoted Jay Povlin, MasterCraft’s Global Vice President of Sales and Marketing, to President of NauticStar, effective immediately.

Povlin, 53, joined MasterCraft in 2013 and brings considerable marine executive business leadership experience from both domestic and international markets. His extensive background in sales and marketing, strategic planning and execution, financial management, and communications have led multinational operations to double-digit revenue improvements and significant global market expansions. During his 26 years in the marine industry, he has also held numerous senior leadership positions with Brunswick Corporation and in those roles provided strategic direction for business unit financial performance, manufacturing operations, sales and marketing efforts, and product development initiatives. He replaces Tim Schiek, who is leaving NauticStar to pursue opportunities outside of the marine industry.

“We’re excited to have Jay assume leadership at NauticStar — a brand that’s poised for growth,” said Terry McNew, MasterCraft Boat Holdings’ President and Chief Executive Officer. “Having recently introduced three new models and with more slated for release this year, NauticStar is at a pivotal point in its evolution. As a proven marine industry veteran, having held senior executive leadership roles at MasterCraft, Sea Ray Boats, Baja Marine, U.S. Marine, and Mercury Marine, Jay brings deep experience that will help NauticStar capitalize on future opportunities. Jay’s promotion is also a first-hand example of how we can leverage our deep network of industry professionals at acquired businesses, a key competitive advantage as we look to drive future growth. We would also like to recognize and thank Tim Schiek for his contributions while at NauticStar.”

Said Povlin, “I am excited to join the NauticStar team and further build on all that they’ve accomplished since our acquisition in 2017. As we look at the opportunities ahead of us, we’ll continue to focus on product development initiatives, driving operational improvement initiatives, building out a best-in-class dealership network and raising NauticStar’s brand visibility among consumers.”

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry — performance sport boats, outboard saltwater fishing and pontoon boats — while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its four brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The risks and other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2018, in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2018, filed with the SEC on February 8, 2019 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management’s estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contacts:

MasterCraft Boat Holdings, Inc.

George Steinbarger

Vice President, Business Development

(423) 884-7141

George.Steinbarger@mastercraft.com

Padilla

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillaco.com

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